EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Phoenix International Ventures, Inc.

We hereby consent to the incorporation by reference in this registration statement on Amendment No. 2 to Form SB-2 of our report dated April 30, 2007, relating to the financial statements of Phoenix International Ventures, Inc. as of December 31, 2006 and the period from August 7, 2006 (inception) to December 31, 2006.

/s/ Stark Winter Schenkein & Co., LLP
Denver, Colorado
June 27, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Phoenix Aerospace, Inc.

We hereby consent to the incorporation by reference in this registration statement Amendment No. 2 to Form SB-2 of our report dated April 30, 2007, relating to the financial statements of Phoenix Aerospace, Inc. as of December 31, 2006 and the years ended December 31, 2006 and 2005.

/s/ Stark Winter Schenkein & Co., LLP
Denver, Colorado
June 27, 2007